UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

MARATHON DIGITAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200

Fort Lauderdale, FL 33301

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Equity Incentive Compensation Program

As a key element of its compensation program, Marathon Digital Holdings, Inc. (the “Company”) provides long-term equity incentive compensation to its employees, including its named executive officers, which is referred to as the Long-Term Incentive Program (“LTIP”). LTIP awards are issued in the form of restricted stock units (“RSUs”) and are granted pursuant to the Company’s 2018 Equity Incentive Plan.

Purpose of LTIP Awards

The LTIP aligns with the Company’s pay-for-performance philosophy since the number of awards that vest is tied directly to the achievement of a pre-determined performance metric, and the awards therefore serve to reward the achievement relative to this metric (refer to the section titled “—Vesting of 2024 LTIP Awards” for additional information). The LTIP awards also align the interests of the Company’s executives with those of its stockholders since the value of the awards is directly tied to the Company’s stock price. Further, the LTIP is designed to be retentive because, even after the LTIP awards have been earned based on performance, they continue to vest over a long-term service period. Accordingly, the issuance of the LTIP awards aligns closely with the Company’s executive compensation objectives.

Determination of Target LTIP Awards

For 2024, each named executive officer was assigned a target value for the LTIP award, which was reflected as a multiple of base salary for 2024. In determining the value of the 2024 LTIP awards (the “2024 LTIP Awards”), the Compensation Committee of the Board of Directors (the “Committee”) considered the following factors:

●	the Company’s recent growth rate relative to a number of metrics that are significant for driving alignment with stockholder value, including stock price, market capitalization and enterprise value both in absolute terms and relative to peer group companies;
●	the productivity of the Company’s employees with respect to factors such as revenue per employee and total general and administrative expenses relative to peer group companies;
●	the value of the long-term equity incentive compensation paid by peer group companies, as determined based on a review of compensation data provided by Compensia, which is the Committee’s independent compensation consultant;
●	the Company’s role as an industry leader in the Bitcoin mining and digital asset industry;
●	the Company’s relatively high risk-profile due to factors such as regulatory uncertainty, stock price fluctuation and employee mobility; and
●	individual performance of and expected contributions from the named executive officers.

Based on this assessment, on May 1, 2024, the Committee granted 2024 LTIP Awards to the named executive officers with the value to be based upon the Company’s achievement of a pre-determined performance metric relating to total stockholder return (“TSR”) as further described below. The following table sets forth the value of the RSUs that will be earned by each named executive officer assuming the Company’s achievement of 100% of the TSR target:

Name	Value of RSUs Assuming Achievement of 100% of TSR Target ($)
Fred Thiel	17,100,000
Salman Khan	11,250,000
Zabi Nowaid	4,500,000

Vesting of 2024 LTIP Awards

The number of 2024 LTIP Awards that are subject to vesting is directly correlated with the Company’s TSR for the period from January 1, 2024 through December 31, 2024 (the “Performance Period”) relative to a TSR index for certain of the Company’s peer group companies for the Performance Period. For this purpose, TSR effectively compares the percentage change in market capitalization for the Company relative to that of its peer group companies during the Performance Period.

The Company’s performance with respect to the TSR metric will be expressed as a percentile relative to the performance of the peer group, and the number of awards that will vest will be determined by reference to the percentile as indicated in the table:

Percentile Relative to Peer Group (%)	Payout Relative to Target (%)
85.0+	200.0
75.0 - 84.9	175.0
65.0 - 74.9	150.0
55.0 - 64.9	125.0
45.0 - 54.9	100.0
35.0 - 44.9	75.0
25.0 - 34.9	50.0
15.0 - 24.9	25.0
<15.0	0.0

Accordingly, based on the Company’s TSR performance relative to the peer group, the 2024 LTIP Awards will vest between 200% and 0% of the target amount.

For illustrative purposes, the following table sets forth the number of shares to be vested and the value of the LTIP Awards at each of the 200% level (maximum), the 100% level (target), and the 50% level:

Name	Number of RSUs at 200% of Target (#)	Value of RSUs at 200% of Target ($)	Number of RSUs at 100% of Target (#)	Value of RSUs at 100% of Target ($)	Number of RSUs at 50% of Target (#)	Value of RSUs at 50% of Target ($)
Fred Thiel	1,646,606	34,200,000	823,303	17,100,000	411,651	8,550,000
Salman Khan	1,083,293	22,500,000	541,647	11,250,000	270,823	5,625,000
Zabi Nowaid	433,317	9,000,000	216,659	4,500,000	108,329	2,250,000

The aggregate number of RSUs granted to each executive was equal to (x) the value of the 2024 LTIP Award at 200% of target divided by (y) the average closing price of the Company’s common stock for the 100 consecutive trading days prior to and including the grant date, which was $20.77 per share. Notably, this per share value was higher than the closing price of the common stock on the grant date, which was $16.07. As a result, the grant date fair value of the 2024 LTIP Awards as determined for purposes of SEC rules will be lower than the value reflected in the table.

The Committee expects to make a determination regarding the Company’s performance relative to the TSR metric in January 2025, which will establish the maximum number of shares that are subject to vesting pursuant to the 2024 LTIP Awards. Once that determination has been made, (i) 25% of the 2024 LTIP Awards will vest on January 31, 2025, and (ii) the balance of the awards will vest in 12 equal calendar quarters (with 6.25% of the shares vesting each quarter), subject to the named executive officer’s continued service to the Company through each vesting date. Accordingly, even following a determination that the 2024 LTIP Awards have been earned based upon the Company’s performance relative to the TSR metric, the awards will continue to vest over approximately a three-year period to ensure they have a strong retentive component.

Strategic Organization of Business Units

The Company is pursuing a strategic initiative to organize itself into business units commencing during the second quarter of 2024. The primary purpose of this initiative is to better align the Company’s internal structure with its pursuit of growth opportunities, to further the Company’s focus on strategic initiatives, to bolster accountability by allowing the Company to better assess business unit performance, and to drive the Company’s efforts to diversify its business portfolio—all with the goal of maximizing long-term stockholder return.

As part of this initiative, Mr. James Crawford will lead the Company’s digital asset mining business unit, which is mainly comprised of overseeing global Bitcoin mining operations. Mr. Ashu Swami will lead the Company’s technology business unit, which will include the Company’s development of software, hardware and other technological advancements supporting the Bitcoin ecosystem. Mr. Adam Swick will lead the Company’s strategic initiatives and energy harvesting business unit, which will include the Company’s development of sustainable and inclusive energy projects, such as converting waste into energy, methane gas recapture, stabilizing the energy grid by utilizing stranded or excess energy, and reusing heat generated by mining systems for industrial and commercial processes.

The Company’s executive officers pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended, are Mr. Fred Thiel, the Company’s Chief Executive Officer and Chairperson of the Board, Mr. Salman Khan, the Company’s Chief Financial Officer, and Mr. Zabi Nowaid, the Company’s General Counsel.

The Company intends to provide additional disclosure about the scope and impact of the strategic organization in its future disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON DIGITAL HOLDINGS, INC.

Date: May 6, 2024	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel and Corporate Secretary